UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2011

Materion Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective March 31, 2011, Materion Corporation (the "Company") and certain of its subsidiaries entered into an amendment (the "Amendment") to their largest precious metals consignment agreement with The Bank of Nova Scotia (the "Consignment Agreement"). The Amendment modifies the Consignment Agreement to: (1) increase the value of available precious metals thereunder from $140 million to $175 million; (2) increase the value of precious metals that may be held in a segregated storage facility at a Company location from $37.5 million to $48 million (or the value of 30,000 troy ounces of gold); (3) provide the Company and its subsidiaries with a more favorable pricing grid; and (4) give the Company and its subsidiaries additional flexibility to sub-consign precious metals and send precious metals to third-party refiners and fabricators.

Item 9.01 Financial Statements and Exhibits.

Amendment No. 1 to Third Amended and Restated Precious Metals Agreement, effective as of March 31, 2011.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

April 6, 2011	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer & Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Third Amended and Restated Precious Metals Agreement, effective as of March 31, 2011.